Exhibit 10.23

LEASE AGREEMENT

BETWEEN

GRAND HP, LTD.

as Landlord,

and

GRANDE COMMUNICATIONS NETWORKS, INC.

as Tenant,

Covering approximately 8.470 Acres of Land,

including 20,777 Square Feet of the Building known as

Grande

located at

13505 Burnet Road

Austin, Texas, 78727.

TABLE OF CONTENTS

LIST OF DEFINED TERMS

Page No.
Affiliate	9
Base Rent	1
Building	1
Building's Structure	2
Claimant	8
Collateral	11
Commencement Date	1
Environmental Law	10
Event of Default	7
Hazardous Substances	10
HVAC Systems	3
including	9
New Improvements	1
Landlord	1
Landlord's Mortgagee	8
Law	9
Laws	9
Lease	1
Loss	5
Mortgage	8
MSDS	11
Operating Expenses	1
Permitted Activities	10
Permitted Materials	10
Premises	1
Primary Lease	8
rent	2
Repair Period	4
Security Deposit	2
Taking	6
Taxes	2
Tenant	1
Tenant Party	9
Term	1
Transfer	6
UCC	11
Vacation Date	6

LEASE AGREEMENT

This Lease Agreement (this “Lease”), entered into this 27 day of June , 2006, by and between Grand HP, Ltd. (“Landlord”), and Grande Communications Networks, Inc. (“Tenant”), amends and restates that certain original lease agreement entered into on Nov. 21, 2000, by and between the parties hereto (the “Original Lease”). The Original Lease pertained to the Premises as defined herein, plus an adjacent lot and improvements thereon. For financing and expansion purposes, the Original Lease is being split into two separate and distinct leases, one of which is this Lease.

1.	PREMISES. TERM. AND EXTENSION OPTIONS.

(a)           Landlord leases to Tenant, and Tenant leases from Landlord, approximately 8.470 Acres of Land, that includes 20,777 square feet of a Building located thereon, as more particularly described on Exhibit A attached hereto (the "Premises"), and any improvements hereafter constructed on the Premises, subject to the terms and conditions in this Lease. The term "Building" shall mean any improvements located on or hereafter constructed on the Premises. The term "Buildings" shall mean the plural thereof.

(b)          The Original Lease commenced on December 1, 2000 (the “Commencement Date”) for a term of two hundred forty (240) months. This Lease, which shall have an “Effective Date” of July 1, 2006, will be deemed to have commenced on the Commencement Date and shall still end on November 30,2020 (the “Term”), which defined term shall include all renewals and extensions of the Term, if any.

(c)          Tenant shall have the right to extend the Term of this Lease pursuant to the terms and conditions of the "Extension Options" more particularly described on attached Exhibit "E".

(d)          Landlord shall have no duty or obligation to construct new improvements on, or make alterations or additions to, the Premises.

2.            BASE RENT. ADDITIONAL RENT AND SECURITY DEPOSIT.

(a)           Beginning on the Effective Date, Tenant shall pay to Landlord "Base Rent", monthly in advance, without demand, deduction or set off, equal to the following amounts for the following periods of time:

Tune Period	Monthly Base Rent
07.01.06 through 11.30.10	$31,296.65 per month
12.01.10 through 11.30.15	$34,426.32 per month
12.01.15 through 11.30.20	$37,868.95 per month

The first monthly installment, plus the other monthly charges set forth in Section 2(b), shall be due on the Effective Date; thereafter, monthly installments of Base Rent shall be due on the first day of each calendar month following the Effective Date. If the Term begins on a day other than the first day of a month or ends on a day other than the last day of a month, the Base Rent and additional rent for such partial month shall be prorated.

(b)           It is the intention of Landlord and Tenant that, except as provided herein to the contrary, the Base Rent shall be absolutely net to Landlord; that all costs, expenses, and obligations of every kind relating to Tenant's use, occupancy, and possession of the Premises, which may arise or become due during the Term shall be paid by Tenant. Except for the Pass-Through Expenses (defined below), Tenant shall pay directly to the provider of any goods and services, as additional rent all costs incurred in owning, operating, managing, repairing and maintaining the Premises (collectively, “Operating Expenses”), including, without limitation, the following items: (1) the cost of repairs, replacement, management fees and expenses, landscape maintenance and replacement, janitorial services, trash service (if provided), security service (if provided); (2) the cost of dues, assessments, and other charges applicable to the Premises payable to any property or community owner association under restrictive covenants or deed restrictions to which the Land is subject; (3) maintenance of fire sprinkler and other Building systems; (4) the cost of utilities; and (5) alterations, additions, and improvements (except as provided on Exhibit "B" attached hereto. It being acknowledged that Tenant (not Landlord) shall be responsible for providing each of the foregoing services. Tenant shall pay to Landlord, as additional rent (i) all Taxes (defined below), including the cost of any tax consultant employed to assist Landlord in determining the fair tax valuation of the Premises (provided that Landlord shall provide Tenant with at least thirty (30) days prior written notice before hiring any such consultant); (ii) the cost of any insurance maintained by Landlord on the Premises; and (iii) a monthly administrative fee of $200.00 for costs incurred by Landlord in administrating such pass-through expenses (collectively, “Pass-Through Expenses”). On the same day that Base Rent is due, Tenant shall pay to Landlord an amount equal to 1/12 of Landlord's estimate of annual Pass-Through Expenses. The initial monthly payments are based upon Landlord's estimate of the Pass-Through Expenses for the year in question, and shall be increased or decreased annually to reflect the projected actual Pass-Through Expenses for that year. Within 90 days after each calendar year or as soon thereafter as is reasonably practicable, Landlord shall deliver to Tenant a statement setting forth the actual Pass-Through Expenses for such year. If Tenant's total payments in respect of estimated Pass-Through Expenses for any year are less than actual Pass-Through Expenses for that year, Tenant shall pay the difference to Landlord within thirty (30) days after Landlord's request therefor; if such payments of estimated Pass-Through Expenses are more than actual Pass-Through Expenses, Landlord shall retain such excess and credit it against Tenant's future monthly payments, except that any credit remaining at the expiration or earlier termination of this Lease shall be paid to Tenant within thirty (30) days after such expiration or termination. Neither Pass-Through Expenses nor Operating Expenses shall include the following: (A) any costs for interest, amortization, or other payments on loans to Landlord, or any depreciation on the Premises; (B) legal expenses other than those incurred for the general benefit of the Premises; (C) federal income taxes imposed on or measured by the income of Landlord from the operation of the Premises; (D) costs incurred in selling, syndicating, financing, mortgaging, or hypothecating any of Landlord's interests in the Premises. There shall be no duplication of costs for reimbursements in calculating Pass-Through Expenses.

(c)           If any payment required of Tenant under this Lease is not paid within ten (10) days after due, Landlord may charge Tenant a fee equal to 5% of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency; provided, however, that in the event Tenant is one (1) or more days late in any payment required under this Lease, Tenant shall pay upon demand any late fees or default interest charged by any Landlord's Mortgagee (as hereinafter defined), resulting solely from such late payment, provided that such amount shall not exceed 5% of the delinquent payment.

(d)           All payments and reimbursements required to be made by Tenant under this Lease shall constitute "rent" (herein so called).

(e)           Landlord shall keep good and accurate books and records in accordance with sound accounting principles consistently applied concerning the Pass-Through Expenses, and Tenant shall have the right, upon 10 days notice, to inspect and copy such books and records. In any event, Landlord shall credit Tenant in the same manner as overpayments of Pass-Through Expenses per subparagraph (b) above all Pass-Through Expenses shown by such inspection to have been overpaid by Tenant, as mutually determined by Landlord and Tenant in good faith, and, similarly, Tenant shall promptly pay Landlord all Pass-Through Expenses shown by such inspection to have been underpaid by Tenant, as mutually determined by Landlord and Tenant in good faith. Tenant shall not have the right to conduct any such inspection more frequently than once annually or for periods prior to the immediately preceding five year period.

(f)           Tenant deposited with Landlord on or before the Commencement Date the amount of Thirty Three Thousand Seven Hundred Thirty Seven and No/100 Dollars ($33,737.00) (the "Security Deposit"), which shall be held by Landlord to secure Tenant's obligations under this Lease; however, the Security Deposit is not an advance rental deposit or a measure of Landlord's damages for an Event of Default (defined below). Landlord may use any portion of the Security Deposit to satisfy Tenant's unperformed obligations hereunder, without prejudice to any of Landlord's other remedies. If so used, Tenant shall pay Landlord an amount that will restore the Security Deposit to its original amount upon request. In connection with any waiver of a Tenant default or modification of this Lease, Landlord may require that Tenant provide Landlord with an additional amount to be held as part of the Security Deposit. The unused portion of the Security Deposit (together with a detailed accounting and supporting evidence of the amounts, if any, withheld from the Security Deposit) will be returned to Tenant within 30 days after the end of the Term, provided that Tenant has fully and timely performed its obligations hereunder throughout the Term.

3.            TAXES.

Subject to Tenant's payment of Pass-Through Expenses as provided in Section 2(b) above, Landlord shall pay all taxes, assessments and governmental charges whether federal, state, county, or municipal and whether they are imposed by taxing or management districts or authorities presently existing or hereafter created (collectively, "Taxes") that accrue against the Premises prior to delinquency. If, during the Term, there is levied, assessed or imposed on Landlord a capital levy or other tax directly on the rent or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon rent, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be included in the term "Taxes". Landlord shall pay any penalties levied on, and shall indemnify and hold Tenant harmless for any losses or damage incurred by Tenant as a result of, delinquent taxes, provided Tenant has made all payments required herein in a timely manner.

(a)           Tenant shall (1) before delinquency pay all taxes levied or assessed against any personal property, or equipment placed in the Premises and (2) upon the request of Landlord, deliver to Landlord receipts from the applicable taxing authority or other evidence acceptable to Landlord to verify that such taxes have been paid. If any such taxes are levied or assessed against Landlord or Landlord's property and Landlord pays them after Landlord provides Tenant with notice and a reasonable opportunity to pay them, then Tenant shall pay to Landlord such taxes within ten days after Landlord's request therefor.

4.            LANDLORD'S MAINTENANCE. This Lease is intended to be a net lease; Landlord's maintenance obligations are limited to assigning to Tenant (without warranty) all of Landlord's rights under any warranties pertaining to the Premises.

5.            TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS.

(a)           Tenant shall maintain all parts of the Premises, including maintenance and replacement of the Buildings' roofs, foundation, piers and structural members of the exterior walls (collectively, the “Buildings' Structure”) in good condition and promptly make all necessary repairs and replacements to the Premises, normal wear and tear and damage by casualty excepted. Tenant shall repair and pay for any damage caused by a Tenant Party (defined below) or caused by Tenant's default hereunder.

(b)           Tenant shall maintain the hot water equipment and the heating, air condition, and ventilation equipment and systems (the “HVAC Systems”) in good repair and condition and in accordance with Law and with such equipment manufacturers' suggested operation/maintenance service program; such obligation shall include replacement of all equipment necessary to maintain such equipment and system in good working order. Within ten days after the Commencement Date, Tenant shall enter into regularly scheduled preventive maintenance/service contracts for such equipment, each in compliance with Landlord's specifications and otherwise in form and substance and with a contractor reasonably acceptable to Landlord, and deliver copies thereof to Landlord. At least 14 days before the end of the Term, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the hot water equipment and the HVAC Systems are then in good repair and working order.

(c)           Additionally, Tenant shall maintain the parking areas, driveways, alleys, landscaping and grounds located on the Premises in a clean and sanitary condition, consistent with the operation of suburban office/warehouse buildings, including prompt maintenance, repairs and replacements of the exterior of the Buildings (including painting and caulking), sprinkler systems and sewage and other utility lines, and any other items normally associated with the foregoing.

6.            ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld conditioned or delayed. Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord's consent with respect to any alteration which (i) does not affect the exterior of a Building, a Building's Structure or load bearing portions of a Building, (ii) does not adversely affect the mechanical systems, plumbing systems, the HVAC Systems or other systems in a Building, and (iii) the cost of which does not exceed $50,000; provided that Tenant provides Landlord with a reasonable description of the alteration at least seven (7) days prior to undertaking such alteration. Landlord shall not be required to notify Tenant of whether it consents to any alteration, addition or improvements until it has received plans and specifications therefor which are sufficiently detailed to allow construction of the work depicted thereon to be performed in a good and workmanlike manner, and has had a reasonable opportunity to review them. Landlord shall have ten (10) days after the submittal of plans and specifications to review them and provide Tenant with approval or disapproval with enough detail for the reasons for disapproval to enable Tenant to respond to Landlord's concerns. If Landlord fails to respond to Tenant within said period of time, the plans and specifications shall be deemed approved, provided that the notice delivered to Landlord shall include a bold-face reminder that failure to respond in ten (10) days shall result in deemed approval. If the alteration, addition or improvement will affect a Building's Structure, HVAC Systems, or mechanical, electrical, or plumbing systems, then the plans and specifications therefor must be prepared by a licensed engineer reasonably acceptable to Landlord. Landlord's approval of any plans and specifications shall not be a representation that the plans or the work depicted thereon will comply with law or be adequate for any purpose, but shall merely be Landlord's consent to performance of the work. Upon completion of any alteration, addition, or improvement, Tenant shall deliver to Landlord accurate, reproducible as-built plans therefor. Tenant may erect shelves, bins, machinery and trade fixtures provided that such items do not alter the basic character of the Premises; do not overload or damage the same; and may be removed without damage to the Premises. Unless Landlord specifies in writing otherwise, all alterations, additions, and improvements shall be Landlord's property when installed in the Premises, except for furnishings, trade fixtures, and all trade equipment installed by Tenants, including, but not limited to, telecommunications equipment associated with Tenant's business, which, any provision of this Lease to the contrary notwithstanding, shall remain the property of Tenant and shall be removable by Tenant at all times during the Term of this Lease, regardless of default. All work performed by a Tenant Party in the Premises (including that relating to the installations, repair, replacement, or removal of any item) shall be performed in accordance with Law and with Landlord's specifications and requirements, in a good and workmanlike manner, and so as not to damage or alter a Building. Any contractors used by Tenant must carry liability insurance reasonably acceptable to Landlord, and Tenant shall deliver evidence of such insurance to Landlord before any construction is commenced. In the event that Tenant requests that Landlord supervise or contract for any such alteration, addition or improvement, Tenant shall pay Landlord an administration fee of 5% of all costs incurred for such work; otherwise, Tenant shall pay Landlord for all out-of pocket architectural or engineering costs incurred by Landlord in inspecting or reviewing the plans and specifications for such work. Tenant shall be responsible for causing the Premises and all improvements thereon, to be in compliance with Americans With Disabilities Act of 1990.

7.            SIGNS.

(a)           Tenant shall not place, install or attach any exterior signage, decorations, advertising media, bars, or make any security installations to the Buildings without Landlord's prior written approval, which approval will not be unreasonable conditioned, withheld or delayed. Tenant shall repair, paint, and/or replace any portion of the Premises or the Buildings damaged or altered as a result of its signage when it is removed (including, without limitation, any discoloration of the Buildings). Tenant shall not make any changes to the exterior of the Building, install any exterior lights, decorations, balloons, flags, pennants, banners or paintings, or erect or install any signs, windows or door lettering, decals, window or storefront stickers, placards, decorations or advertising media of any type that is visible from the exterior of the Building without Landlord's prior written consent, which consent will not be unreasonably conditioned, withheld or delayed. Landlord shall not be required to notify Tenant of whether it consents to any sign until it (1) has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation, and (2) has had a reasonable opportunity to review them.

(b)            Notwithstanding anything to the contrary in subparagraph (a) above, Landlord agrees that Tenant may, at Tenant's expense, erect and maintain a monument sign bearing Tenant's name and/or logo in Tenant's company colors (subject to Landlord's reasonable approval of the exact location of such signage), and such other signage of any nature on the Premises or Buildings as Tenant may deem appropriate, provided that all such signage complies with all applicable laws. Tenant shall be solely responsible for all costs of designing, installing and repairing such signage, shall diligently construct such signage to completion in a good and workmanlike manner and shall maintain such signage in an attractive condition, and comply with all governmental codes and regulations.

8.            UTILITIES. Tenant shall pay directly to the utility provider all water, sewer, electricity, gas, telephone and other utility charges used in the Building, together with any taxes, penalties, surcharges, maintenance charges, and the like pertaining thereto. Tenant shall be responsible for obtaining all utility service to the Premises. Landlord shall not be liable for any interruption or failure of utility service to the Building.

9.            INSURANCE.

(a)           Tenant shall maintain workers' compensation insurance (with a waiver of subrogation endorsement reasonably acceptable to Landlord) and commercial general liability insurance (with contractual liability endorsement), including personal injury and property damage in the amount of $3,000,000 per occurrence combined single limit for personal injuries and death of persons and property damage occurring in or about the Premises, plus umbrella coverage of at least $5,000,000 per occurrence, fire and extended coverage insurance covering the replacement cost of all of Tenant's furniture, trade fixtures and equipment and personal property in the Premises, and loss of profits in the event of an insured peril damaging the Premises, and such other insurance as Landlord may reasonably require in writing. Such policies shall name Landlord as an additional insured (and as loss payees on the fire and extended coverage insurance), shall be issued by an insurance company reasonably acceptable to Landlord, shall provide that such insurance may not be canceled unless 30-days' prior written notice is first given to Landlord, shall be delivered to Landlord by Tenant before the Commencement Date and at least 15 days before each renewal thereof, shall provide primary coverage to Landlord when any policy issued to Landlord is similar or duplicate in coverage, in which case Landlord's policy shall be excess over Tenant's policies, and may provide coverage for the entire premises covered under the Original Lease.

(b)           Landlord shall, during the term, maintain in full force All-Risk Property insurance on all Buildings, issued by one or more insurance carriers licensed to do business in the State of Texas with an A.M. Best rating of B+ VII or better, covering the Premises to the extent of its full replacement value and, if applicable, Flood Insurance. All costs in maintaining the insurance described in this Section 9(b) shall be included in Pass-Through Expenses, subject to the applicable provisions of Section 2(b) hereof. The policy or policies shall contain an endorsement providing that the policy cannot be canceled without thirty (30) days prior written notice to Tenant at the address set forth herein.

10.           CASUALTY DAMAGE.

(a)           Tenant shall give written notice to Landlord of any damage to any Building promptly on discovery of the same. If the Building is totally destroyed by an insured peril, or so damaged by an insured peril that, in Landlord's reasonable estimation, rebuilding or repairs cannot be substantially completed within 180 days after the date of Landlord's actual knowledge of such damage, Tenant may terminate this Lease by delivering to Landlord written notice thereof within thirty (30) days after receipt of Landlord's estimate of the time period for completion of rebuilding or repairs, or if Landlord fails to undertake and complete the rebuilding or repairs within 210 days after the date of Landlord's actual knowledge of such damage (the “Outside Completion Date”), Tenant may terminate this Lease by delivering to Landlord written notice thereof to Landlord prior to the first to occur of (i) Landlord's completion of rebuilding or repairs of such damage, or (ii) five (5) days after the expiration of the Outside Completion Date. In either event, the rent shall be abated from the date of occurrence through the unexpired portion of this Lease, effective upon the date such damage occurred. Time is of the essence with respect to the delivery of such notices and making of repairs.

(b)           Subject to Section 10(c), if this Lease is not terminated under Section 10(a), then Landlord shall restore the Building to substantially its previous condition by the Outside Completion Date, except that Landlord shall not be required to rebuild, repair or replace any part of the furniture fixtures, equipment or personal property required to be covered by Tenant's insurance under Section (a), and not covered by the insurance required to be maintained by Landlord under this Lease. If the Building in question is untenantable, in whole or in part, during the period beginning on the date such damage occurred and ending on the date of substantial completion of Landlord's repair or restoration work (the “Repair Period”), then the rent for such period shall be reduced to such extent as may be fair and reasonable under the circumstances.

(c)           If any Building is destroyed or substantially damaged by any peril not covered by the insurance required to be maintained by Landlord or Landlord's Mortgagee (defined below as the first lienholder on the Premises) requires that insurance proceeds be applied to the indebtedness secured by its Mortgage (defined below), Landlord may terminate this Lease by delivering written notice of termination to Tenant within 30 days after such destruction or damage or such requirement is made known by Landlord's Mortgagee, as applicable, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Landlord or Tenant which accrued before this Lease is terminated, provided that all Base Rent and any additional rent accruing after the date of the casualty shall be abated, and any rent or other monies paid in advance by Tenant under the terms of this Lease for the period from and after the casualty shall be repaid to Tenant. Notwithstanding the foregoing, if the Building is destroyed or substantially damaged by any peril not covered by the insurance maintained by Landlord, Tenant may, at its option, agree to pay the cost or expense of restoration of the Building to substantially its previous condition by delivering written notice to Landlord thereof (the "Restoration Notice") within fifteen (15) days after Tenant receives Landlord's termination notice as provided above. In which event (i) Tenant must deposit necessary additional funds in escrow on or before thirty (30) days after delivering the Restoration Notice, (ii) this Lease shall not terminate, (iii) any insurance proceeds actually received by Landlord shall be used for restoration, and (iv) provided Tenant timely provides the necessary additional funds, Landlord shall complete such restoration as provided in Section 10(b) above.

11.           LIABILITY. INDEMNIFICATION. WAIVER OF SUBROGATION AND NEGLIGENCE.

(a)           Landlord shall not be liable to Tenant or Tenant's agents, employees or contractors, or those claiming by, through or under any of them for any injury to or death of any person or persons or any damage to or loss, or loss of use of any real or personal property caused by casualty, theft, or any criminal or tortious acts or omissions of any third party, unless caused solely by Landlord's gross negligence or intentional misconduct. In addition, Landlord and Tenant each waives any claims it might have against the other for any damage to or theft, destruction, loss or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against by the party which might have such claim under the terms of this Lease, regardless of whether the negligence (of whatever type or nature, including, but not limited to, gross negligence) or fault of the other party caused such loss. EACH PARTY

SHALL CAUSE ITS INSURANCE CARRIER TO ENDORSE ALL APPLICABLE POLICIES WAIVING THE CARRIER'S RIGHT OF RECOVERY UNDER SUBROGATION OR OTHERWISE AGAINST THE OTHER PARTY.

(b)           Subject to paragraph 11 (a), Tenant shall defend, indemnify, and hold harmless Landlord and its agents and employees from and against all claims, demands, liabilities, causes of action, suits, judgments, attorney's fees and expenses for any Loss arising from any occurrence within, on or about the Premises or arising from Tenant's failure to perform its obligations under this Lease or arising from any act or omission (whether negligent, intentional or otherwise) of Tenant or Tenant's agents, employees, invitees or contractors, except to the extent that a Loss is caused solely by the gross negligence or intentional misconduct of Landlord. The term "Loss" means any injury to or death of any person or persons or any damage to or theft, destruction, loss or loss of any use of any real or personal property caused by casualty, theft, fire or any acts or omissions of any person or party, and any injury or damage or inconvenience which may arise through repair or alteration of any part of the Building or failure to make repairs, or from any other cause.

(c)           Subject to paragraph 11 (a), Landlord shall defend, indemnify, and hold harmless Tenant and its agents and employees from and against all claims, demands, liabilities, causes of action, suits, judgments, attorney's fees and expenses for any Loss arising from any occurrence within, on or about the Premises, to the extent, and only to the extent the Loss is caused solely by the gross negligence or intentional misconduct of Landlord, or its agents, employees, invitees or contractors.

THESE WAIVER AND INDEMNITY PROVISIONS IN THIS SECTION 11 SHALL SURVIVE TERMINATION OR EXPIRATION OF THIS LEASE.

12.           USE.

(a)           The Premises shall be used only for office/warehouse (including related and incidental uses), and any lawful use associated with providing telecommunications services. Subject to the provisions of paragraph 25 below, Tenant shall not use the Premises to receive, store or handle any product, material or merchandise that is explosive or highly inflammable or hazardous; provided that the Premises contains underground and above-ground storage tanks which are the property of Landlord, but which are to be used by Tenant under the terms of this Lease and in compliance with all Laws. Subject to the provisions of paragraph 25 below, Tenant shall be solely responsible for complying with all Laws applicable to the use, occupancy, and condition of the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations to emanate from the Premises; nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other person; nor permit the Premises to be used for any purpose or in any manner that would void the insurance thereon, increase the insurance risk, or cause the disallowance of any sprinkler credits. Tenant shall pay to Landlord on demand any increase in the cost of any insurance on the Premises incurred by Landlord, which is caused by Tenant's use of the Premises or because Tenant vacates the Premises.

(b)           Tenant and its employees and invitees shall have the right to use any parking areas associated with the Premises.

13.           INSPECTION. Upon reasonable notice, Landlord and Landlord's agents and representatives may enter the Premises during business hours to inspect the Premises; to make such repairs as may be required or permitted under this Lease; to perform any unperformed obligations of Tenant hereunder; and to show the Premises to prospective purchasers, mortgagees, ground lessors, and (during the last 6 months of the Term) tenants; provided that Landlord, its agents or representatives and any prospective tenant shall be accompanied at all times while on the Premises by a designated employee or representative of Tenant. During the last 6 months of the Term, Landlord may erect a sign on the Premises indicating that the Premises are available. Tenant shall notify Landlord in writing of its intention to vacate the Premises at least 60 days before Tenant will vacate the Premises; such notice shall specify the date on which Tenant intends to vacate the Premises (the “Vacation Date”). At least 30 days before the Vacation Date, Tenant shall arrange to meet with Landlord for a joint inspection of the Premises. After such inspection, Landlord shall prepare a list of items that Tenant must perform before the Vacation Date, which shall not include repairs due to normal wear and tear or casualty. If Tenant fails to arrange for such inspection, then Landlord may conduct such inspection and Landlord's determination of the work Tenant is required to perform before the Vacation Date shall be conclusive. If Tenant fails to perform such work before the Vacation Date, then Landlord may perform such work at Tenant's cost. Tenant shall pay all costs incurred by Landlord in performing such work within ten days after Landlord's request therefor.

14.           ASSIGNMENT AND SUBLETTING.

(a)           Tenant shall not, without the prior written consent of Landlord, which consent will not be unreasonably withheld, delayed or conditioned, (1) advertise that any portions of the Premises is available for lease or cause or allow any such advertisement, (2) assign, transfer or encumber this Lease or any estate or interest herein, whether directly or by operation of law (3) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization; provided, however, that such a transfer may occur without Landlord's consent so long as the primary business of the new entity remains substantially similar to Tenant's primary business and the net worth of the new entity is equal or greater to that of Tenant, (4) if Tenant is an entity other than a corporation whose stock is publicly traded (or a corporation whose stock is in the process of being publicly traded), permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (5) sublet any portion of the Premises, (6) grant any license, concession, or other right of occupancy of any portion of the Premises (except as provided in subparagraph (e) below), or (7) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 14.(a)(2) through 14.(a)(7) being a “Transfer”). If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Tenant shall reimburse Landlord for its reasonable attorneys' fees and other expenses incurred in connection with considering any request for its consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder (however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor). Landlord's consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Tenant's rent obligations. Tenant authorizes its transferees to make payments of rent in the event of a default by Tenant, directly to Landlord upon receipt of notice from Landlord to do so.

(b)           Notwithstanding the foregoing, Tenant may assign this Lease or sublease all or any portion of the Premises without Landlord's consent to any of the following (a "Permitted Transferee"), provided that either the Permitted Transferee's financial condition, creditworthiness and business reputation following the transfer are equal to or exceed those of Tenant or Tenant remains liable on the Lease: (i) any successor corporation or other entity resulting from a merger or consolidation of Tenant; (ii) any purchaser or all or substantially all of Tenant's assets; or (iii) any entity which controls, is controlled by or is under common control with Tenant. Tenant shall give Landlord thirty (30) days prior written notice of such assignment or sublease. Any permitted Transferee shall assume in writing all of Tenant's obligations under this Lease. Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant's other obligations under this Lease unless the transferee has a net worth of $100,000,000.00, in which case Tenant shall be released from its obligations hereunder. Nothing in this paragraph is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files for bankruptcy), and any such transfer shall constitute a default hereunder.

(c)           Landlord, may, within 30 days after the submission of Tenant written request for Landlord's consent to a Transfer, cancel this Lease (or, as to a subletting or assignment, cancel as to the portion of the Premises proposed to be sublet or assigned) as of the date the proposed Transfer was to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant. Notwithstanding the foregoing, the provisions of this paragraph shall not apply to a Permitted Transferee, or in the event of a proposed sublease, which sublease shall be for less than the entire Premises.

(d)           Tenant hereby assigns, transfers and conveys one-half of all consideration received by Tenant under any Transfer, which are in excess of the rents payable by Tenant under this Lease and the reasonable costs incurred by Tenant in connection with such reletting. Tenant shall hold such amounts in trust for Landlord and pay them to Landlord within 10 days after receipt. Notwithstanding the foregoing, Tenant shall not be required to assign any consideration received from a Permitted Transferee or from any Co-location licenses (as defined below) granted by Tenant.

(e)           Any provision in this Lease to the contrary notwithstanding, Landlord acknowledges that the business to be conducted by Tenant on the Premises requires the Tenant to grant licenses to the customers of Tenant for the installation of certain communications equipment owned by customers of Tenant on the Premises, granting to such customers the right to use, among other things, the rack space and power of Tenant in the Premises in order for such customers to interconnect with Tenant's terminal facilities (such licensing process being referred to as "Co-location"). Landlord agrees that Tenant may enter into Co-location licenses to allow such use of Tenant's telecommunications equipment without the prior written consent of Landlord.

15.           CONDEMNATION. If a "substantial portion" of the Premises is taken for any public or quasi-public use by right of eminent domain or private purchase in lieu thereof (a “Taking”), and the Taking prevents the use of the Premises for the purpose for which it was leased to Tenant, Tenant may terminate this Lease by delivering to the Landlord written notice thereof within 30 days after the Taking, in which case rent shall be abated during the unexpired portion of the Term, effective on the date of such Taking. If less than a substantial portion of the Premises is taken or any portion of the Premises are subject to a Taking, but the Taking does not prevent the use of the Premises for the purpose for which it was leased to Tenant, then Tenant may not terminate this Lease, but the rent payable during the unexpired portion of the Term shall be reduced to such extent as may be fair and reasonable under the circumstances. All compensation awarded for any Taking shall be the property of Landlord and Tenant assigns any interest it may have in any such award to Landlord; however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for the taking of Tenant's trade fixtures, the cost of relocating Tenant and/or disruption of Tenant's business, if a separate award for such items is made to Tenant.

A "substantial portion" of the Premises is defined to mean any of the following: (i) twenty percent (20%) or more of the parking areas of the Premises; (ii) ten percent (10%) or more of one or more of the Building(s) on the Premises; (iii) loss through a taking of legal access from the Premises to an adjacent street or highway; or (iv) any Taking that makes it unfeasible (in Landlord's reasonable discretion) to build an additional 30,000 square foot building on the Premises.

16.           SURRENDER OF PREMISES; HOLDING OVER.

(a)           No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the end of the Term or the termination of Tenant's right to possess the Premises, Tenant shall deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (subject however to Tenant's maintenance obligations) excepted, and with the HVAC System and hot water equipment, light and light fixtures (including ballasts), and overhead doors and related equipment in good working order, deliver to Landlord all keys to the Premises, and remove all signage placed on the Premises by or at Tenant's request. All fixtures, alterations, additions, and improvements (whether temporary or permanent) shall be Landlord's property and shall remain on the Premises except as provided in the next two sentences. Tenant may remove all trade fixtures, furniture, trade equipment and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant shall remove such alterations, additions, improvements, fixtures, equipment, wiring, furniture, and other property as Landlord may request, provided such request is made within sixty (60) days prior to the end of the Term and provided that the installation or construction of the applicable alteration, improvement, additions, fixture or wiring was not consented to by Landlord in writing (unless at the time of consent, Landlord informed Tenant that such item would need to be removed upon expiration of the Lease). All items not so removed shall, at the option of Landlord, be deemed abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items and Tenant shall pay for the costs incurred by Landlord in connection therewith. All work required of Tenant under this Section shall be coordinated with Landlord and be done in a good and workmanlike manner, in accordance with all Laws, and so as not to damage the Building or unreasonably interfere with other tenants' use of their premises. Tenant shall, at its expense, repair all damage caused by any work performed by Tenant under this Section.

(b)           If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a Tenant at will and Tenant shall pay a daily rental equal to 125% of all rental payable during the last month of the Term. Additionally, Tenant shall defend, indemnify, and hold harmless Landlord from any damage (including consequential damages), liability and expense (including attorneys' fees and expenses) incurred because of such holding over. No payments of money by Tenant to Landlord after the Term shall reinstate, continue or extend the Term, and no extension of this Term shall be valid unless it is in writing and signed by Landlord and Tenant.

17.              QUIET ENJOYMENT. Provided Tenant has fully performed its obligations under this Lease, Landlord warrants that Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise.

18.              EVENTS OF DEFAULT. Each of the following events shall constitute an "Event of Default" under this Lease:

(a)            Tenant fails to pay any rent or other payment due to Landlord under this Lease within twenty (20) days after notice of default is received by Tenant; provided, however if such failure occurs more than one (1) time during any 12-month period, then any subsequent failure shall be an immediate Event of Default without notice;

(b)            The filing of a petition by or against Tenant or any guarantor of Tenant's obligations hereunder (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any debtor relief Law; (3) for the appointment of a liquidator, receiver, trustee, custodian, or similar official for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for reorganization or modification of Tenant's capital structure (however, if any such petition is filed against Tenant, then the filing of such petition shall not constitute an Event of Default, unless it is not dismissed within sixty (60) days after the filing thereof).

(c)            Tenant fails to comply with any term, provision or covenant of this Lease within thirty (30) days after notice of default, provided that if such failure cannot be cured within such 30-day period with reasonable diligence, then such 30-day period shall be extended for an additional period as may be reasonable required for Tenant to perform such cure, but in no event in excess of ninety (90) days, provided that Tenant must commence such cure within such thirty (30) day period and complete such cure within ninety (90) days after Tenant's receipt of Landlord's notice.

19.           REMEDIES.

(a)           Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by Law, take any of the following actions:

(1)           Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of all rent accrued hereunder through the date of termination, all amounts due under Section 19.(b), and an amount equal to the total rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the rate of interest set forth for 26-week U.S. governmental bills sold at a discount from face value in units of $10,000 to $1,000,000 as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates" under the heading "Treasury Bills" (or, if no such rate is published, the "Discount Rate" as published on such date under the "Money Rates" listing), minus the then present fair rental value of the Premises for such period, similarly discounted; or

(2)           Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord all rent and other amounts accrued hereunder to the date of termination of possession, all amounts due from time to time under Section 19.(b), and all rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall have a duty to mitigate damages; however, so long as Landlord uses commercially reasonable efforts to mitigate damages, Landlord's failure to relet the Premises or receive rent therefor shall not diminish or reduce Tenant's obligations hereunder. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 19. (a)(2). If Landlord elects to proceed under this Section 19. (a)(2), it may at any time elect to terminate this Lease under Section 19.(a)(1).

Additionally, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, provided that Landlord shall be required to provide a new key or right of access to Tenant upon payment by Tenant of all delinquent rents.

(b)           Tenant shall pay to Landlord all reasonable costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in obtaining possession of the Premises, removing and storing Tenant's or any other occupant's property, repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, if Tenant is dispossessed of the Premises and this Lease is not terminated, reasonable and necessary costs of reletting all or any part of the Premises (including the prorated portion for the unexpired Term of this Lease of reasonable brokerage commissions incurred in reletting), performing Tenant's obligations which Tenant failed to perform. Tenant shall be responsible only for the portion of such amortized expense attributable to the unexpired term of this Lease. Landlord's acceptance of rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. Landlord's receipt of rent with knowledge of any default by Tenant hereunder shall not be a waiver of such default, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless set forth in writing and signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term or violation of any other term. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to remove and store, at Tenant's expense, all of the furniture, fixtures, equipment and other property in the Premises, including that which is owned by or leased to Tenant at all times before any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord may relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (a “Claimant”) who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of the instrument. Landlord may, at its option and without prejudice to or waiver of any rights it may have, escort Tenant to the Premises to retrieve any personal belongings of Tenant and/or its employees and make such property available to Tenant and/or Tenant's employees; however, Tenant first shall pay in cash all costs and estimated expenses to be incurred in connection with the removal of such property and making it available. The rights of Landlord herein stated are in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant agrees that the rights herein granted Landlord are commercially reasonable.

20.           LANDLORD'S DEFAULT. If Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure, Tenant's sole and exclusive remedy shall be an action for damages or an action for specific performance. Unless Landlord fails to so cure such default after such notice, Tenant shall not have any remedy or cause of action by reason thereof.

21.           MORTGAGES.

(a)           This Lease shall be subordinate to any deed of trust, mortgage or other security instrument (a “Mortgage”) that now or hereafter covers any portion of the Premises (the mortgagee under any Mortgage is referred to herein as "Landlord's Mortgagee") and to increases, renewals, modifications, consolidations, replacements, and extensions thereof. However, any Landlord's Mortgagee may elect to subordinate its Mortgage to this Lease by delivering written notice thereof to Tenant. The provisions of this Section 21 shall be self-operative, and no further instrument shall be required to effect such subordination; however, Landlord shall use commercially reasonable efforts to deliver to Tenant, and Tenant shall execute from time to time within ten days after delivery thereof to Tenant, an instrument from each Landlord's Mortgagee evidencing the subordination of this Lease to any such Mortgagee or Primary Lease (which instrument shall include a commercially reasonable non-disturbance provision in favor of Tenant and shall be on Landlord's Mortgagee's standard form). Notwithstanding the foregoing, Tenant shall not be required to subordinate to any Mortgage, nor shall this Lease be subordinate to any future Mortgage, the proceeds of which were not used for acquisition of, or improvements to, the Premises.

(b)           Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request. If requested by Landlord's Mortgagee in writing, Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to the Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

22.           ENCUMBRANCES. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind Landlord's property or the interest of Landlord in the Premises, including those who may furnish materials or perform labor for any construction or repairs. Landlord shall promptly deliver to Tenant copies of any notices of mechanics liens received by Landlord. Tenant shall pay or cause to be paid all sums due for any labor performed or materials furnished in connection with any work performed on the Premises by or at the request of Tenant within thirty (30) days after the filing of any such lien, unless Tenant is validly contesting the lien in good faith and provides to Landlord a bond in the amount of 150% of the claim or provides other security reasonably acceptable to Landlord. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises. Tenant shall discharge any lien placed upon the Premises in violation of this provision, within twenty (20) days after Tenant receives notice that any such lien or encumbrance is filed against the Premises, or bond around or provide other security acceptable to Landlord, within twenty (20) days after Tenant leams that the lien is placed on the Premises.

23.           MISCELLANEOUS.

(a)           Words of any gender used in this Lease shall include any other gender, and words in the singular shall include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way affect the interpretation of this Lease. The following terms shall have the following meanings: “Laws” shall mean all federal, state, and local laws, rules, and regulations; all court orders, governmental directives, and governmental orders; and all restrictive covenants affecting the Property, and "Law" shall mean any of the foregoing; “affiliate” shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question; “Tenant Party” shall include Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any of then respective agents, contractors, employees, and invitees; and “including” shall mean including, without limitation. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

(b)             The liability of Landlord to Tenant under the terms of this Lease shall be limited to the interest of Landlord in the Premises (including any insurance, sales and condemnation proceeds therefrom), and Landlord shall not be personally liable for any deficiency. Landlord may transfer and assign, in whole or in part, its rights and obligations in the Premises and property that are the subject of this Lease, in which case Landlord shall have no further liability hereunder for events occurring after the date of assignment. Each party shall furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

(c)           Whenever a period of time is herein prescribed for action to be taken by a party (other than the payment of rent), the party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of the party in question.

(d)           Tenant shall, from time to time, within ten days after request of Landlord, deliver to Landlord, or Landlord's designee, financial statements for itself and any guarantor of its obligations hereunder, evidence reasonably satisfactory to Landlord that Tenant has performed its obligations under this Lease (including evidence of the payment of the Security Deposit), and an estoppel certificate stating that this Lease is in full effect, the date to which rent has been paid, the unexpired Term and such other factual matters pertaining to this Lease as may be reasonably requested by Landlord. Tenant's obligation to furnish the above-described items in a timely fashion is a material inducement for Landlord's execution of this Lease.

(e)           This Lease constitutes the entire agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

(f)           All obligations of Tenant hereunder not fully performed by the end of the Term shall survive, including, without limitation, all payment obligations with respect to Operating Expenses and Pass-Through Expenses and all obligations concerning the condition and repair of the Premises. Upon the end of the Term and before Tenant vacates the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises in good condition and repair, reasonable wear and tear excluded. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for Operating Expenses and Pass-Through Expenses through the end of the Term for the year in which the Term ends. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be. Any Security Deposit held by Landlord may be credited against the amount due by Tenant under this Section 23.(f).

(g)           If any provision of this Lease is illegal, invalid or unenforceable, then the remainder of this Lease shall not be affected thereby, and in lieu of each such provision, there shall be added, as a part of this Lease, a provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(h)           All references in this Lease to "the date hereof or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

(i)           Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with this Lease. Tenant and Landlord shall each indemnity the other against all costs, attorneys' fees, and other liabilities for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

(j)           If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for then joint execution of notice specifying an individual at a specific address within the continental United States for the receipt of notices and payments to Tenant. If and when included within the term “Landlord,” as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying an individual at a specific address within the continental United States for the receipt of notices and payments to Landlord. All parties included within the terms "Landlord" and "Tenant," respectively, shall be bound by notices given in accordance with the provisions of Section 24 to the same effect as if each had received such notice.

(k)           The terms and conditions of this Lease are confidential and Tenant shall not disclose the terms of this Lease to any third party except as may be required by law or to enforce its rights hereunder.

(1)           Tenant shall pay interest on all past-due rent from the date due until paid at the maximum lawful rate. In no event, however, shall the charges permitted under this Section 23.(m) or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

(m)          THIS LEASE WILL BE GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

24.           NOTICES. Each provision of this instrument or of any applicable Laws and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment hereunder shall be deemed to be complied with when and if the following steps are taken:

(a)           All rent shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent shall not be deemed satisfied until such rent has been actually received by Landlord.

(b)           All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

(c)           Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered upon the earlier to occur of (1) tender of delivery (in the case of a hand-delivered notice) with written acknowledgment of receipt obtained, (2) deposit in the United States Mail, postage prepaid, Certified Mail, or (3) receipt by facsimile transmission, in each case, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith. If Landlord has attempted to deliver notice to Tenant at Tenant's address reflected on Landlord's books but such notice was returned or acceptance thereof was refused, then Landlord may post such notice in or on the Premises, which notice shall be deemed delivered to Tenant upon the posting thereof.

25.           HAZARDOUS WASTE. The term “Hazardous Substances,” as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any “Environmental Law,” which term shall mean any Law relating to health, pollution, or protection of the environment. Tenant hereby agrees that (a) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant's current business activities (the “Permitted Activities”) provided such Permitted Activities are conducted in accordance with all Environmental Laws and provided further, however, if Tenant changes its business or subleases or assigns (other than to a Permitted Transferee) then such Permitted Activities must also be approved in advance in writing by Landlord; (b) the Premises will not be used in any manner for the storage of any Hazardous Substances except for any temporary storage of such materials that are used in the ordinary course of Tenant's current business (the “Permitted Materials”) provided such Permitted Materials are properly stored in a manner and location satisfying all Environmental Laws and provided further, however, if Tenant changes its business or subleases or assigns (other than to a Permitted Transferee) then such Permitted Materials must also be approved in advance in writing by Landlord; (c) no portion of the Premises or Land will be used as a landfill or a dump; (d) Tenant will not install any underground tanks of any type without Landlord's consent; (e) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (f) Tenant will not permit any Hazardous Substances to be brought onto the Premises or Land, except for the Permitted Materials, and if so brought thereon, the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws; (g) Tenant will maintain on the Premises a list of all materials stored at the Premises for which a material safety data sheet (an “MSDS”) was issued by the producers or manufacturers thereof, together with copies of the MSDS's for such materials, and shall deliver such list and MSDS copies to Landlord upon Landlord's request therefor; and (h) Tenant shall remove all Permitted Materials from the Premises in a manner acceptable to Landlord before Tenant's right to possess the Premises is terminated. If at any time during or after the Term, the Premises are found to be so contaminated or subject to such conditions which arose after the Commencement Date of the Lease, Tenant shall defend, indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant, except for any conditions or contamination of the Premises caused by Landlord or J.C. Evans (as hereinafter defined). The foregoing indemnity shall survive termination or expiration of this Lease. Unless expressly identified on an addendum to this Lease, as of the date hereof there are no “Permitted Activities” or "Permitted Materials" for purposes of the foregoing provision and none shall exist unless and until approved in writing by the Landlord. Landlord may enter the Premises and conduct environmental inspections and tests therein as it may reasonably require from time to time, provided that Landlord shall use reasonable efforts to minimize the interference with Tenant's business. Such inspections and tests shall be conducted at Landlord's expense, unless they reveal the presence of Hazardous Substances (other than Permitted Materials or those placed in the Premises by Landlord) or that Tenant has not complied with the requirements set forth in this Section 25, in which case Tenant shall reimburse Landlord for the cost thereof within ten days after Landlord's request therefor.

Any provision to the contrary notwithstanding, Landlord shall and does hereby agree to indemnify, protect, defend and hold harmless Tenant and its partners, directors, officers, agents and employees and each of their respective successors and assigns from and against any and all costs, claims, judgments, damages, penalties, fines, taxes, costs, liabilities, losses and expenses (including reasonable attorneys' fees) as a result of or in connection with the presence of any Hazardous Substances on the Premises which either (i) exist on the date hereof, or (ii) are the direct result of Landlord's (or its agents, employees or contractors) actions on or about the Premises after the date hereof. This indemnification, and all other indemnifications provided by Landlord under this Lease shall survive termination or expiration of this Lease.

TENANT ACKNOWLEDGES THAT UPON OCCUPANCY OF THE PREMISES (1) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN "AS IS, WHERE IS" CONDITION, EXCEPT FOR ENVIRONMENTAL CONTAMINATION TO BE REMEDIATED BY LANDLORD (AS PROVIDED IN PARAGRAPH 25 ABOVE), (2) THE PREMISES ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (3) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD (UNLESS AND EXCEPT AS MAY BE SET FORTH IN THIS LEASE), AND (5) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, EXCEPT AS PROVIDED HEREIN.

[Signature Page to Follow]

Executed by Landlord on the 27 day of June, 2006.

LANDLORD:
GRAND HP, LTD. a Texas limited partnership
BY: 2800 Industrial, Inc. a Texas corporation, its
General Partner

By:	/s/ Richard S. Hill
Name:	Richard S. Hill
Title:	President
Address:	c/o Hill Partners, Inc.
2800 Industrial Terrace
Austin. Texas 78758
Telephone:	(512) 835-4455
Fax:	(512) 835-1222

Executed by Tenant on the 19th day of June 2006.

TENANT:
GRANDE COMMUNICATIONS NETWORKS, INC.
a Texas Corporation

By:	/s/ Walter K.L. Ferguson, Jr.
Name:	Walter K.L. Ferguson, Jr.
Title:	COO
Address:	401 Carlson Circle
San Marcos, TX 78666
Attn:	Legal

Telephone:	512-878-4000
Fax:	512-878-4010

EXHIBIT "A"	-	Premises
EXHIBIT "B"	-	Intentionally Deleted
EXHIBIT "C"	-	Intentionally Deleted
EXHIBIT "D"	-	Right of First Offer
EXHIBIT "E"	-	Renewal Option
EXHIBIT "F"	-	Purchase Option Rider
SCHEDULE ONE	-	Title Exceptions